SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐ Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, For Use of the Commission Only (as
permitted by Rule 14a–6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12

PLX Technology, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction.

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PLX TECHNOLOGY, INC.

Notice of Annual Meeting of Stockholders
To Be Held May 24, 2007

To the Stockholders of PLX Technology, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PLX Technology, Inc., a Delaware corporation (the “Company” or “PLX”), will be held at the Company’s headquarters, 870 Maude Avenue, Sunnyvale, California, at 9:00 a.m., Pacific Daylight Time, on Thursday, May 24, 2007, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect six directors of the Company to serve until the 2008 annual meeting of stockholders or until their successors are elected and qualified.

     2. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify and approve the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

     3. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

     The Board of Directors has fixed the close of business on March 30, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the 2007 Annual Meeting of Stockholders and any adjournment or postponement thereof.

By Order of the Board of Directors,

Michael J. Salameh
Chief Executive Officer and Director

Sunnyvale, California
April 18, 2007

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

PLX TECHNOLOGY, INC.
870 Maude Avenue
Sunnyvale, California 94085

_____________________

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

     This Proxy Statement is furnished to the stockholders of PLX Technology, Inc., a Delaware corporation (the “Company” or “PLX”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2007 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 24, 2007 at the Company’s headquarters, 870 Maude Avenue, Sunnyvale, California, at 9:00 a.m., Pacific Daylight Time, and any adjournment or postponement thereof. The shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by (i) delivering to the Company (to the attention of Arthur O. Whipple, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, (ii) submitting new voting instructions via the Internet, (iii) calling the specifically designated telephone number and changing the vote, or (iv) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting in and of itself does not revoke a prior proxy.

Solicitation of Proxies

     This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about April 18, 2007. The Company will bear the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Proxy Statement. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally, by telephone, facsimile, or telegram.

     The close of business on March 30, 2007 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 28,656,521 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

Vote Required

     A majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. For the election of directors in Proposal No. 1, the candidates who receive the greatest number of votes cast at the Annual Meeting are elected, provided a quorum is present. The affirmative vote of a majority of the shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve Proposal No. 2, provided a quorum is present.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Broker “non-votes” are not counted in the tabulation of the voting results on the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal and, therefore, do not have an effect on the vote. A broker “non-vote” occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include, among others, the election of directors and ratification of auditors (Proposal Nos. 1 and 2). For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstentions have the same effect as negative votes.

     All shares of Common Stock represented by valid proxies will be voted in accordance with the instructions contained therein. In the absence of instructions, proxies from holders of Common Stock will be voted FOR Proposals 1and 2.

Voting Procedures

     Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Any stockholder may change a vote prior to the Annual Meeting by revoking a previously returned proxy or by (i) submitting a proxy bearing a later date, (ii) submitting new voting instructions via the Internet, or (iii) calling the specifically designated telephone number and changing the vote.

     The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

     An automated system administered by ADP Investor Communication Services (“ADP”) will tabulate votes cast by proxy at the Annual Meeting, and a representative of the Company will tabulate votes cast in person at the Annual Meeting.

Electronic Access to Proxy Materials, Annual Report and Voting Electronically Via the Internet

     Stockholders who elected to receive the Proxy Statement and the annual report on Form 10-K (the “Annual Report”) over the Internet will be receiving an e-mail on or about April 20, 2007 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Daylight Time, May 23, 2007.

     If a stockholder’s shares are registered in the name of a brokerage firm and the stockholder has not elected to receive the Proxy Statement and Annual Report over the Internet, the stockholder may still be eligible to vote shares electronically over the Internet. Many brokerage firms participate in the ADP online program, which provides eligible stockholders who receive a paper copy of the Proxy Statement and Annual Report the opportunity to vote via the Internet. If a stockholder’s brokerage firm is participating in ADP’s program, the proxy card will provide instructions. If the proxy card does not reference Internet information, please complete and return the enclosed proxy card in the self-addressed, postage paid envelope provided.

     Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies. Stockholders of record wishing to receive future stockholder materials electronically, can elect this option by following the instructions provided when voting over the Internet at www.ProxyVote.com.

     Upon electing to view future proxy statements and annual reports over the Internet, stockholders will receive an e-mail notification next year with instructions containing the Internet address of those materials. The choice to view future proxy statements and annual reports over the Internet will remain in effect until the stockholder contacts their broker or the Company to rescind the instructions. Internet access does not have to be elected each year.

     Stockholders who elected to receive this Proxy Statement electronically over the Internet and who would now like to receive a paper copy of this Proxy Statement so that they may submit a paper proxy in lieu of an electronic proxy, should contact either their broker or the Company.

Householding of Annual Meeting Materials

     Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (408) 774-9060 or at 870 Maude Avenue, Sunnyvale, California 94085 requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of each of these documents for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is currently set at six.

     The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the six nominees listed below for election as directors at the Annual Meeting, each to serve until the 2008 annual meeting of stockholders, until each director’s successor is elected or appointed and qualified, or until the earlier resignation or removal of the director. All of the nominees are currently directors of the Company, and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected. Each of the six nominees for director who receives the greatest number of votes will be elected.

     Set forth below are the names, ages and certain biographical information relating to the director nominees as of March 30, 2007.

Name of Nominee	Age	Position with Company	Director Since
Michael J. Salameh	52	Chief Executive Officer and Director	1986
D. James Guzy(1)(2)	71	Chairman of the Board	1986
John H. Hart(2)(3)	61	Director	1999
Robert H. Smith(1)(3)	70	Director	2002
Thomas Riordan	50	Director	2004
Patrick Verderico(1)	63	Director	2004
____________________

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating Committee

     Michael J. Salameh co-founded PLX and has served as our Chief Executive Officer and as a member of the Board of Directors since PLX’s inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School.

     D. James Guzy has served as our Chairman of the Board since 1986. Mr. Guzy is also a director of Cirrus Logic, Inc., Intel Corporation and AllianceBernstein LLP Core Mutual Funds. Mr. Guzy received a B.S. from the University of Minnesota and an M.S. from Stanford University.

     John H. Hart has been a director of PLX since April 1999. Mr. Hart is currently a 3Com fellow and serves on the Board of Directors of Coherent Inc. and several private companies. In September 2000, he retired as Senior Vice President and Chief Technical Officer of 3Com Corporation, a position he held since August 1996. From the time Mr. Hart joined 3Com in September 1990 until July 1996, he was Vice President and Chief Technical Officer. Prior to joining 3Com, Mr. Hart worked for Vitalink Communications Corporation for seven years, where his most recent position was Vice President of Network Products. Mr. Hart received a B.S. in Mathematics from the University of Georgia.

     Thomas Riordan has been a director of PLX since November 2004. Mr. Riordan is Chief Executive Officer at Exclara Inc., a start-up supplying IC’s for solid state lighting, which he joined in August 2006. From January 2005 to August 2006 Mr. Riordan was an Entrepreneur-In-Residence at Bessemer Venture Partners, one of the nation’s original venture capital firms. From August 2000 to January 2005, Mr. Riordan served as vice president of architecture at PMC-Sierra, a provider of communications and storage semiconductors and MIPS based processors. Mr. Riordan co-founded Quantum Effect Devices, a supplier of MIPS-architecture microprocessors, and was chief executive officer and president from August 1991 until its acquisition by PMC-Sierra in August 2000. Mr. Riordan holds B.S. and M.S. degrees in Electrical Engineering as well as a B.A. degree in Government from the University of Central Florida.

     Robert H. Smith has been a director of PLX since November 2002. From May 1995 to August 2002, Mr. Smith worked at Novellus Systems Inc., a semiconductor equipment manufacturer, where his last position was Executive Vice President of Administration in the Office of the CEO and board member. From June 1994 to September 1994, Mr. Smith held the position of chairman of the board of directors for Micro Component Technology, Inc., a semiconductor test-equipment manufacturer. From 1986 through 1990, Mr. Smith served as the president of Maxwell Graphics, Inc., a printing company. From 1982 through 1986, Mr. Smith held chief financial officer positions with Maxwell Communications of North America Corp. and R. R. Donnelley and Sons, printing companies. He previously held executive positions with Honeywell, Inc., Memorex Corp. and Control Data Corp. Mr. Smith is currently a member of the board of directors for ON Semiconductor Corporation, Cirrus Logic, Inc and Virage Logic Corporation, semiconductor companies, and Epicor Software Corporation, a software company.

     Patrick Verderico has been a director of PLX since November 2004. Mr. Verderico is also a director of Micro Component Technology, Inc., a semiconductor test equipment manufacturer. From January 2001 to January 2003, he was Chief Financial Officer of Ubicom, an Internet processor and software company. From April 1997 to November 2000, he worked at OSE USA, Inc. where his last position was President and Chief Executive Officer. Prior to 1997, Mr. Verderico held executive positions with Maxtor as Chief Operating Officer, Creative Technology as Chief Financial Officer, Cypress Semiconductor as Chief Financial Officer, Philips Semiconductors as Vice President of Assembly Operations, and National Semiconductor as Corporate Controller. Mr. Verderico is a Certified Public Accountant and a former partner of PricewaterhouseCoopers. Mr. Verderico received a B.A. from the University of Akron and a M.P.A (Masters of Public Administration) from Pennsylvania State University.

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     On June 21, 2005, upon the recommendation of the Company’s Audit Committee, the Company’s Board of Directors voted to approve the engagement of BDO Seidman, LLP as the Company’s independent registered public accounting firm. BDO Seidman, LLP replaced Ernst & Young, LLP, who was dismissed as the Company’s independent registered public accounting firm. Ernst & Young, LLP (“E&Y”) had audited the financial statements of the Company since 1986 and served as the Company’s independent registered public accounting firm for the year ended December 31, 2004.

     The reports of E&Y on the consolidated financial statements for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the years ended December 31, 2004 and 2003 and through June 21, 2005, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.

     During the years ended December 31, 2004 and 2003 and through June 21, 2005, there were no reportable events (as defined in Regulation S-K Item 304(a)(i)(v)).

     During the years ended December 31, 2004 and 2003 and through June 21, 2005, the Company did not consult with BDO Seidman, LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(i)(v) of Regulation S-K).

     The Company provided E&Y with a copy of the foregoing statements and received a letter from E&Y stating its agreement with such statements. The Company filed the letter as an exhibit to its current report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2005.

     BDO Seidman, LLP has been appointed by the Board to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2007. Although the Company is not required to seek stockholder approval of its selection of independent registered public accounting firm, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Board will investigate the reasons for stockholder rejection and will reconsider its selection of its independent registered public accounting firm.

     A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

     The following table presents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and 2006, and fees billed for other services rendered by BDO Seidman, LLP for the years ended December 31, 2005 and 2006.

	2005	2006

Audit Fees(1)	$ 453,158	$ 513,596
Audit-Related Fees(2)	--	14,400
Tax Fees(3)	--	--
All Other Fees(4)	--	--

Total	$ 453,158	$ 527,996

     (1)   Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, internal control over financial reporting, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by BDO Seidman, LLP in connection with statutory and regulatory filings or engagements for the years ended December 31, 2005 and 2006. Additional fees may be billed for 2006 services.

     (2)   Audit-Related Fees consist of fees billed for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and internal controls and are not reported under “Audit Fees”.

     (3)   There were no Tax Fees incurred in the periods reported.

     (4)   There were no All Other Fees incurred in the periods reported.

     In making its recommendation to ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007, the Audit Committee has considered whether services other than audit and audit-related services provided by BDO Seidman, LLP are compatible with maintaining the independence of BDO Seidman, LLP.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     The Audit Committee pre-approves all audit services provided by the independent registered public accounting firm. In March 2004, the Audit Committee adopted a policy for the pre-approval of audit services provided by the independent registered public accounting firm. Under the policy, the independent registered public accounting firm cannot be retained for non-audit services and pre-approval is generally detailed as to the particular service or category of services to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR
ENDING DECEMBER 31, 2007

BOARD AND CORPORATE GOVERNANCE MATTERS

Relationships Among Directors or Executive Officers

     There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

     During the year ended December 31, 2006, the Board of Directors met eight times. The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. During the year ended December 31, 2006, no director attended fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Company encourages, but does not require, its Board members to attend the annual meeting of stockholders. One of the current members of the Board attended the 2006 annual meeting of stockholders. The Board has determined that a majority of the Board members, D. James Guzy, Thomas Riordan, Patrick Verderico, John H. Hart and Robert H. Smith, are independent directors as defined in the listing standards of The Nasdaq Stock Market LLC. Consistent with the principles of the NASDAQ listing standards, the Board also determined that ownership of the Company’s stock by a director is not inconsistent with a determination of independence.

     The Audit Committee, which held fourteen meetings in the year ended December 31, 2006, consists of Mr. Smith, Mr. Guzy and Mr. Verderico, with Mr. Smith serving as its chairman. The Audit Committee is responsible for assisting the full Board of Directors in fulfilling its oversight responsibilities relative to the Company’s financial statements, financial reporting practices, systems of internal accounting and financial controls, annual independent audits of the Company’s financial statements, and such legal and ethics programs as may be established from time to time by the Board. The Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and may retain external consultants at its sole discretion. In addition, the Audit Committee reviews and pre-approves the engagement of the Company’s independent registered public accounting firm to perform audit and non-audit services and the related fees. The Board has determined that all members of the Audit Committee are independent directors as defined in the listing standards of Nasdaq. The Board has further determined that Robert H. Smith is an “audit committee financial expert” as defined by SEC rules.

     The Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which can be viewed at the Company’s website at www.plxtech.com .

     The Compensation Committee, which held two meetings in the year ended December 31, 2006, consists of Mr. Guzy and Mr. Hart, with Mr. Hart serving as its chairman. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s 1998 Stock Incentive Plan, 1999 Stock Incentive Plan, and 1999 Non-Employee Director Stock Incentive Plan and performs such other duties as may from time to time be determined by the Board. The Board has determined that all members of the Compensation Committee are independent directors as defined in the listing standards of Nasdaq. The Board of Directors has adopted and approved a charter for the Compensation Committee, a copy of which can be viewed at the Company’s website at www.plxtech.com .

     The Nominating Committee, which held one meeting in the year ended December 31, 2006, consists of Mr. Hart, who serves as chairman, and Mr. Smith. The Nominating Committee assists the Board of Directors in selecting nominees for election to the Board of Directors and monitors the composition of the Board. The Nominating Committee will consider and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of stockholder proposals. The Nominating Committee will review periodically whether a more formal policy should be adopted. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company at 870 Maude Avenue, Sunnyvale, California 94085 providing the candidate’s name, biographical data and qualifications, a document indicating the candidate’s willingness to act if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock at least 120 days prior to the next annual meeting to assure time for meaningful consideration by the Nominating Committee. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or the Nominating Committee. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.

     The Nominating Committee operated under a written charter setting forth the functions and responsibilities of the committee. A copy of the charter can be viewed at the Company’s website on www.plxtech.com .

     In reviewing potential candidates for the Board, the Nominating Committee considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, the candidate’s interest in the business of the Company, as well as numerous other subjective criteria. Of greatest importance is the individual’s integrity, willingness to get involved and ability to bring to the Company experience and knowledge in areas that are most beneficial to the Company. The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

     The Board has determined that all members of the Nominating Committee are independent directors as defined in the listing standards of Nasdaq.

Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 2006, no executive officer of the Company served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

Communication between Stockholders and Directors

     The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The Board of Directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, stockholders wishing to formally communicate with the Board of Directors may send communications directly to D. James Guzy, Chairman of the Board, c/o PLX Technology, Inc., 870 Maude Avenue, Sunnyvale, California 94085.

Compensation of Directors

     The Company currently provides cash compensation for its non-employee directors as follows: (i) each non-employee director not serving on the Audit Committee or as a committee chair shall receive a quarterly cash retainer of $2,500, (ii) each non-employee director serving on the Audit Committee, but not serving as a committee chair, shall receive a quarterly cash retainer of $3,500, (iii) the non-employee director serving as Audit Committee chair shall receive a quarterly cash retainer of $5,000, and $4,000 for each quarterly earnings audit meeting attended in person or telephonically, (iv) the non-employee directors serving as the chairs of the Nominating Committee or Compensation Committee shall each receive a quarterly cash retainer of $4,500, (v) the non-employee director serving as chairman of the Board shall receive a quarterly cash retainer of $6,000 and $4,000 for each scheduled Board meeting attended in person, or $2,000 for each scheduled Board meeting attended telephonically, and (vi) each non-employee director shall receive $2,000 for each scheduled Board meeting attended in person or $1,000 for each scheduled Board meeting attended telephonically.

     The Company’s 1999 Non-Employee Director Plan (the “1999 Director Plan”) provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director will receive a nonqualified stock option grant of 15,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors. On the date of each annual stockholders’ meeting, each incumbent non-employee director who has served on the Board for at least eleven months will automatically be granted a nonqualified stock option to purchase 5,000 shares of the Company’s Common Stock. All options automatically granted to non-employee directors have an exercise price equal to 100% of the fair market value on the date of grant, are fully vested and immediately exercisable.

     The table below summarizes the compensation our company paid to non-employee directors for the year ended December 31, 2006. Mr. Salameh, our chief executive officer, is a director, but he is not included in the table below because he does not receive any additional compensation for services provided as a director.

Director Compensation for Year Ended December 31, 2006

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)(1)(2)	($)

D. James Guzy	54,000	32,851	86,851
John H. Hart	28,000	32,851	60,851
Thomas Riordan	21,000	32,851	53,851
Robert H. Smith	46,000	32,851	78,851
Patrick Verderico	30,000	32,851	62,851

(1)   These dollar amounts reflect the compensation expenses recognized by our company in 2006 for financial statement reporting purposes in accordance with FAS 123R (disregarding any estimate for forfeitures) for all equity awards made to directors in or before 2006. Therefore, these amounts do not represent payments actually received by the directors.

  The assumptions used to calculate the value of the awards are set forth in Note 2 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2006.
  On May 24, 2006, the date of our last annual meeting, PLX granted each director a fully vested option to purchase 5,000 shares of our common stock with an exercise price of $11.47 per share. The full grant date fair value under FAS 123R of each of these 5,000 share grants was $32,851.

(2)   As of December 31, 2006, each director had the following numbers of shares underlying vested stock options then outstanding: Mr. Guzy: 35,000; Mr. Hart: 50,000; Mr. Riordan: 20,000; Mr. Smith: 30,000; and Mr. Verderico: 20,000.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 30, 2007 for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

Directors, Executive Officers and	Shares Beneficially Owned(1)
5% Stockholders	Number	Percent (2)
Wasatch Investors, Inc.(3)
150 Social Hall Avenue
Salt Lake City, Utah 84111	3,738,938	13.0%
Kopp Investment Advisors, LLC(4)
7701 France Avenue South, Suite 500
Edina, Minnesota 55435	2,269,700	7.9%
D. James Guzy(5)	2,232,196	7.7%
Mazama Capital Management, Inc.(6)
One S.W. Columbia Street, Suite 1500
Portland, Oregon 97258	2,010,800	7.0%
Neil Gagnon(7)
1370 Avenue of the Americas, Suite 2002
New York, New York 10019	1,565,960	5.5%
Michael J. Salameh(8)	877,997	1.6%
Lawrence Chisvin(9)	302,226	*
George Apostol Jr.(10)	63,020	*
John H. Hart(11)	50,000	*
Matthew Ready(12)	46,041	*
Robert H. Smith(13)	30,000	*
Thomas Riordan(14)	20,000	*
Patrick Verderico(15)	20,000	*
Stephen Loh(16)	9,625	*
Rafael Torres(17)	-	*
All executive officers and directors
as a group (13 persons)(18)	3,889,008	9.3%
____________________

*	Less than 1% of the outstanding common stock
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days after March 30, 2007 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Percentage beneficially owned is based on 28,656,521 shares of Common Stock outstanding as of March 30, 2007.
(3)	Based on an amended Schedule 13G filed with the Securities Exchange Commission on February 15, 2007.
(4)

Based upon a Schedule 13G filed with the Securities Exchange Commission on January 25, 2007, in which Kopp Investment Advisors, LLC reports sole voting power over 1,781,370 shares, sole dispositive power over 370,000 shares, and shared dispositive power over 1,599,700 shares; Kopp Holding Company, LLC reports beneficial ownership of 1,969,700 shares; Kopp Holding Company reports beneficial ownership of 2,079,700 shares; and LeRoy C. Kopp reports sole voting and dispositive power over 300,000 shares with an aggregate 2,269,700 shares beneficially owned.

(5)	Includes 2,157,470 shares held by Arbor Company of which Mr. Guzy is President. Also includes 35,000 shares subject to options exercisable within 60 days of March 30, 2007.
(6)	Based on a Schedule 13G filed with the Securities Exchange Commission on February 8, 2007, which reports sole voting power over 1,097,004 shares, and sole dispositive power over 2,010,800 shares.

(7)

Based upon a Schedule 13G filed February 7, 2007 which reports sole voting power over 628,851 shares, shared voting power over 304,589 shares, sole dispositive power over 586,390 shares, and shared dispositive power over 979,570 shares.

(8)	Includes 414,864 shares subject to options exercisable within 60 days of March 30, 2007 and 8,400 shares held by Mr. Salameh’s minor children.
(9)	Includes 302,226 shares subject to options exercisable within 60 days of March 30, 2007.
(10)	Includes 63,020 shares subject to options exercisable within 60 days of March 30, 2007.
(11)	Includes 50,000 shares subject to options exercisable within 60 days of March 30, 2007.
(12)	Includes 46,041 shares subject to options exercisable within 60 days of March 30, 2007.
(13)	Includes 30,000 shares subject to options exercisable within 60 days of March 30, 2007.
(14)	Includes 20,000 shares subject to options exercisable within 60 days of March 30, 2007.
(15)	Includes 20,000 shares subject to options exercisable within 60 days of March 30, 2007.
(16)	Includes 9,625 shares subject to options exercisable within 60 days of March 30, 2007.
(17)	Mr. Torres, former Chief Financial Officer, voluntarily terminated his employment with PLX in July 2006.
(18)	Includes 1,215,979 shares subject to options exercisable within 60 days of March 30, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

     The compensation program for our named executive officers has two principal objectives:

  attract, reward, motivate and retain individuals who have the leadership and management skills we need in our business,

  align overall compensation with the achievements of key business objectives, and increase in stockholder value.

     Compensation decisions for the named executive officers are made by our Compensation Committee (“Committee”) described above under “Board and Corporate Governance Matters.” During the first quarter of each year, the Committee typically establishes the following core elements of compensation for the named executive officers:

  base salary,

  annual cash bonus plan related to company financial performance stock option grants.

     The Chief Executive Officer makes recommendations to the Committee for the levels of compensation of all of the executive officers except the Chief Executive Officer’s compensation. Executive officers are not present for the Committee discussions or determinations of their individual compensation elements.

     The Committee did not in 2006, and does not currently engage the specific services of a compensation consultant in determining executive officer compensation. However, the Committee believes that it is useful to compare pay practices at other companies with our own compensation program. The Committee and the Chief Executive Officer reviewed compensation levels for our named executive officers against compensation levels at companies that we considered comparable (as gathered through searches of publicly available information) and against technology industry compensation surveys independently prepared by Radford Surveys, a consulting unit of Aon Corporation. However, we did not use specific percentage or other benchmarking for this purpose, and these comparisons are just one of many factors that we considered when creating our compensation program and setting individual compensation levels.

Base Salary

     Base salary is a customary element of executive compensation that we endeavor to set at an amount that reflects the leadership, management and other skills and performance of the individual officer, and the market value of the officer’s services in light of total compensation opportunity. Base salary is intended primarily as short term cash compensation that fosters the objectives of executive retention and motivation for individual performance.

     For 2006, based on the review described above, the Committee increased the base salaries relative to 2005 salaries for each of the named executive officers by 0% to 10% depending on the individual, (excluding Stephen Loh who was appointed interim Chief Financial Officer in August 2006). For 2007, based on the review described above, the Committee increased the base salaries relative to 2006 salaries for each of the named executive officers by 5% to 14% depending on the individual (excluding Rafael Torres who voluntarily terminated his employment with PLX in July 2006).

Annual Cash Bonus Plan

Purpose of Bonus Plans

     Our annual cash bonus plans are intended to motivate and reward short term individual performance by our named executive officers and corporate performance as reflected in the operating income and revenue measures established in the bonus plans. However, the payment schedule described below for any bonus earned is also intended to add a significant retention element to this otherwise annual compensation program.

     Because the 2006 bonuses were earned primarily by actual 2006 financial performance, we report these bonuses earned for 2006 in full under the column for “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table, with a footnote indicating that 40% of the earned bonus is subject to mandatory deferred payout.

Plan Summary.

     Our Board of Directors approved our 2006 Bonus and Deferred Compensation Plan on March 2, 2006, to be effective for 2006. Under this plan, each participant is eligible to receive a cash bonus which is composed of:

  a fixed amount that is paid regardless of performance,

  an amount that is determined by a formula based on operating income before share-based compensation and acquisition related expense, and an amount that is determined by a formula based on sales revenues.

     The fixed and percentage amounts were designated by the Committee to the participants in writing in early 2006.

     The bonus amount based on operating income and/or sales revenue would not exceed the participant’s base pay for 2006, unless the Committee, in its sole discretion, decided to permit a higher bonus amount based on the performance and condition of our business. Also, at any time prior to January 1, 2007, the Committee or the Chief Executive Officer had the discretion to reduce any participant’s bonus.

     For 2006, 60% of each earned bonus was paid on January 31, 2007, with 20% to be paid on January 31, 2008, and the final 20% to be paid on January 31, 2009. If the officer’s employment is terminated due to defined retirement, disability or termination by PLX without cause, the officer remains entitled to payment on the original payment schedule. However, if the officer terminates his or her employment on any other basis or is terminated by PLX for cause, the officer is not entitled to receive any remaining unpaid bonus otherwise payable after that termination. The plan also provided that if an officer’s employment had ended during 2006 due to retirement, disability or termination by PLX without cause, the bonus amount payable would have been limited to an amount pro rated based on the days of service during 2006.

How the 2006 Bonus Was Determined.

     The fixed amount of each 2006 bonus opportunity was earned by the named executive officer based solely on service in 2006, and this fixed amount ranged from 10% to 17% of the target bonus amount depending on the individual.

     The remaining portion of the 2006 bonus was earned based on financial performance, and a related formula, that the Committee set at the beginning of 2006. In January 2006 the Company provided a plan which included 2006 corporate financial goals. The goals included a revenue growth target that was higher than the average revenue growth of the prior two years. A formula was created to determine the bonus based on actual 2006 performance. The financial performance measures used to determine the 2006 bonus were revenue and operating income target. The formula was different for each officer and was intended to reflect the officer’s total target compensation, individual ability to influence the stated financial performance goals, and the anticipated difficulty and relative importance of achieving the financial performance goals.

     Following the end of 2006, the Committee compared our actual 2006 financial results to the targeted performance for the year and related formula specified by the Committee in January 2006. Full-year 2006 net revenues previously reported include a $2.8 million one-time pick-up as a result of our change in the first quarter of 2006 from the sell-through method of accounting for distributor revenues to the sell-in method. Under the plan authority summarized above, the Chief Executive Officer excluded the benefit of this one-time pick-up from the bonus calculations for the named executive officers. Without counting the effect of that accounting change, PLX exceeded both the revenue and the operating income targets for 2006. For comparison, in 2005, PLX did not meet its revenue and operating income targets and, therefore, no variable bonus awards were earned by the executive officers under the 2005 plan.

     Bonuses earned by our named executive officers under the 2006 plan were:

				Amount	Amount
		Percentage of	Amount paid	Payable On	Payable On
	2006 Bonus	Salary Earned in	in January	January 31,	January 30,
Named Executive Officer	Amount	2006	2007	2008	2009
Michael J. Salameh	$220,000	100%	$132,000	$44,000	$44,000
Larry Chisvin	189,034	84%	113,420	37,807	37,807
Matthew Ready	137,567	72%	82,540	27,513	27,513
George Apostol Jr.	94,394	44%	56,637	18,879	18,879
Former Officers:
Rafael Torres (1)	-	-	-	-	-
Stephen Loh (2)	-	-	-	-	-
____________________

(1)	Mr. Torres, former Chief Financial Officer, voluntarily terminated his employment with PLX in July 2006, and therefore did not earn any bonus for 2006.

(2)	Mr. Loh, our interim Chief Financial Officer from August 2006 to February 2007, did not participate in the 2006 bonus plan.

2007 Bonus Plan

     On February 26, 2007, our Board of Directors adopted the 2007 Variable Compensation Plan effective for 2007, which is a cash bonus plan similar to the 2006 plan that includes financial performance goals based on an annual revenue target and annual operating income target excluding the effect of share based compensation and acquisition related amortization expense. For each of the named executive officers, the maximum award that can be earned is 100% of base salary. The bonus amount based on net operating income and/or sales revenue will not exceed the participant’s base pay for 2007, unless the Committee, in its sole discretion, decides to permit a higher bonus amount based on the performance and condition of our business. Also, at any time prior to January 1, 2008, the Committee or the Chief Executive Officer has the discretion to reduce any participant’s bonus or base salary.

Stock Options

     We make annual stock option grants to our named executive officers that are intended as a long-term incentive component to the compensation program that achieves potential value only to the extent the officer meets the vesting requirements based on continued service to PLX and to the extent that our stock price following exercise and upon ultimate sale of option shares exceeds the applicable exercise price. We also believe that granting stock options helps align the interests of our named executive officers with the interests of our stockholders because the value of the options is tied to the increase in market price of our stock above the applicable exercise prices.

     We make most equity grants on an annual basis in connection with the annual performance review and compensation adjustment cycle. In general, 1/4 of the option shares vest 12 months from the date of grant, and 1/48 of the remaining shares vest monthly thereafter, based on continued service. For all employees including executive officers, PLX uses the first business day of the month for the formal granting of equity awards during the year. The exercise price of all stock options is set at the closing price of our common stock on NASDAQ on the grant date.

     The Committee determines the number of shares underlying stock option grants to our named executive officers based upon prior performance of the officer, the importance of retaining the officer’s services and the potential for the officer’s performance to help PLX achieve long term corporate performance goals. The Committee also considers each officer’s PLX stock ownership. However, there is no set formula that determines the number of option shares for any given officer.

     During 2006, PLX employees and 5 non-employee directors received stock options to purchase an aggregate of 880,250 shares of our common stock. The six individuals serving as named executive officers during 2006 received stock options to acquire an aggregate of 157,000 shares or 18% of the total options granted in 2006.

Generally Available Benefit Programs

     In 2006, the named executive officers were eligible to receive health care coverage that is generally available to other regular full-time PLX employees. We maintain a tax-qualified 401(k) plan, which provides for broad-based employee participation. Under the 401(k) plan, all PLX employees are eligible to receive matching contributions from PLX. The matching contribution in 2006 was (1) $0.50 per dollar contributed by the employee, (2) limited to the first 6% of each participant’s pretax base compensation and (3) calculated and paid on a quarterly basis subject to applicable federal limits. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers other than the 401(k) plan.

     We also offer other benefits to the named executive officers under our standard benefit programs that provide for broad-based employee participation, including medical, dental and vision insurance, short and long-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, and educational expense reimbursement of up to $5,000 per year.

     Except as summarized above, we do not offer other perquisites or personal benefits to our named executive officers.

No Employment and Severance Agreements

     Our named executive officers do not have employment, severance or change-of-control agreements. Our named executive officers serve at the will of the Board.

Tax and Accounting Considerations

     Accounting for Non-Equity Variable Compensation Plans – We accrue for our non-equity variable compensation plans on a straight-line basis in accordance to the payment time-table. For example, under the 2006 Plan, we began accruing for the bonus in January 2006. The first 60% of the bonus was fully accrued by January 2007 as it was paid to the executive officers. The next 20% of the bonus will be fully accrued in January 2008 while the final 20% will be fully accrued in January 2009.

     Accounting for Stock Options – Beginning on January 1, 2006, we began accounting for share-based payments from our Stock Option Plans in accordance with the requirements of FASB Statement 123(R).

     Deductibility of Executive Compensation – Section 162(m) of the Internal Revenue Code of 1986, as amended, or the code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, in our judgment, we may authorize compensation payments that do not comply with the exemptions in Section 162(m).

Compensation Committee Report

     This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that PLX specifically incorporates it by reference into a document filed with the SEC.

     The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

John H. Hart, Chairman
D. James Guzy

Summary Compensation Table

     The following table summarizes compensation information for our named executive officers for our year ended December 31, 2006, which we refer to as “2006.”

					Non-Equity
				Option	Incentive Plan	All Other
				Awards	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	($)(3)	Total ($)
Michael J. Salameh,	2006	220,000	--	335,935	220,000	7,229	783,164
Chief Executive Officer and
Director
Lawrence Chisvin,	2006	225,000	--	362,208	189,034	7,187	783,429
Chief Operating Officer
Matthew Ready,	2006	190,000	--	355,929	137,567	5,714	689,210
Vice President of Worldwide Sales
George Apostol, Jr.,	2006	215,000	--	299,173	94,394	5,201	613,768
Vice President of Engineering
Former Officers:
Rafael Torres,	2006	133,608	--	242,748(4)	--	3,334	379,690
Former Chief Financial Officer
Stephen Loh,	2006	158,500	1,000	66,403	--	4,785	230,688
Former Interim Chief Financial Officer
____________________

(1)	These dollar amounts reflect the compensation expenses recognized by our company in 2006 for financial statement reporting purposes in accordance with FAS 123R (disregarding any estimate for forfeitures) for option awards made to the named executive officers in or before 2006. Therefore, these amounts do not represent payments actually received by the officers.
● The assumptions used to calculate the value of the awards are set forth in Note 2 of the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2006.
(2)	Represents amounts earned under the 2006 Bonus and Deferred Compensation Plan described in a footnote to the next table and further discussed under “Compensation Discussion and Analysis.”
(3)	Represents matching contributions under the Company 401(k) plan.
(4)	Mr. Torres, former Chief Financial Officer, voluntarily terminated his employment with PLX in July 2006, and therefore, forfeited 72,522 unvested stock options.

Grants of Plan-Based Awards During 2006

     The following table shows all plan-based awards that PLX granted to the named executive officers during 2006. These awards are also reported in the Outstanding Equity Awards table.

						All Other
						Option
			Estimated Future Payouts Under			Awards:
			Non-Equity Incentive Plan Awards			Number of	Exercise or	Grant Date
			(1)			Securities	Base Price	Fair Value
						Underlying	of Option	of Stock
		Approval	Threshold	Target	Maximum	Options	Awards	and Options
Name	Grant Date	Date	($)	($)	($)	(#) (2)	($/Sh)	Awards ($)
Michael J. Salameh	2/1/2006	1/19/2006	-	-	-	40,000	13.00	297,568
	n/a		30,000	200,000	220,000	-	-
Lawrence Chisvin	2/1/2006	1/19/2006	-	-	-	48,000	13.00	357,081
	n/a		15,000	145,000	225,000	-	-	-
Matthew Ready	n/a		-	-	-	-	-	-
	n/a		15,000	90,000	190,000	-	-	-
George Apostol, Jr.	2/1/2006	1/19/2006	-	-	-	10,000	13.00	74,393
	n/a		10,000	65,000	215,000	-	-	-
Former Officers:
Rafael Torres	2/1/2006	1/19/2006	-	-	-	41,000	13.00	305,008
	n/a		15,000	90,000	190,000	-	-	-
Stephen Loh	2/1/2006	1/19/2006	-	-	-	10,000	13.00	113,038
	8/1/2006	7/28/2006	-	-	-	8,000	8.68	38,645
____________________

(1)	The amounts shown represented potential cash payouts under the 2006 Bonus and Deferred Compensation Plan adopted on March 2, 2006, effective for 2006. Under this plan, each participant was eligible to receive a cash bonus which is composed of: a fixed amount that is paid regardless of performance, an amount that is based on a percentage of operating income before share-based compensation and acquisition related expense, and an amount that is based on a percentage of sales revenues. For 2006, 60% of each earned bonus was payable on January 31, 2007, with 20% to be paid on January 31, 2008, and the final 20% to be paid on January 31, 2009. The amounts actually earned under this plan are reported in the Summary Compensation Table above under the column “Non-Equity Incentive Plan Compensation.” If the officer’s employment is terminated due to defined retirement, disability or termination by PLX without cause, the officer remains entitled to payment on the original payment schedule. If an officer dies before receiving a distribution of all of his or her bonus, one-hundred percent of the bonus will be distributed to his or her beneficiary as a lump sum distribution on the January 31 following the date of death, provided that this accelerated distribution applies only if the individual dies while still employed by PLX or after termination due to defined retirement, disability, or termination by PLX without cause. However, if the officer terminates his or her employment on any other basis or is terminated by PLX for cause, the officer is not entitled to receive any remaining unpaid bonus otherwise payable after that termination. Additional information concerning these amounts is provided under “Compensation Discussion and Analysis.”
(2)	These are nonqualified stock options granted under our 1999 Stock Incentive Plan that vest over four years, to the extent of 1/4th of the underlying shares vesting on the first anniversary of the grant date, with 1/48th of the underlying shares vesting monthly thereafter, assuming continued service through the respective vesting dates. The exercise price of each option set forth above was the closing price of our stock on NASDAQ on the grant date.

Outstanding Equity Awards at December 31, 2006

     The following table shows all outstanding equity awards held by the named executive officers at December 31, 2006:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Michael J. Salameh	45,000	-	5.00	1/20/2008
	163,000	-	9.00	4/5/2009
	76,364	-	21.06	2/1/2010
	70,000	-	7.95	7/2/2011
	20,166	23,834	8.90	2/1/2012	(1)
	-	40,000	13.00	2/1/2013	(1)
	26,041	23,959	9.55	11/1/2014	(1)
Lawrence Chisvin	135,000	-	25.94	6/1/2010
	1,253	-	7.75	2/1/2011
	22,000	-	7.95	7/2/2011
	55,000	-	16.65	2/1/2012
	13,062	15,438	8.90	2/1/2012	(1)
	-	48,000	13.00	2/1/2013	(1)
	3,128	2,084	3.22	2/3/2013	(1)
	20,541	8,459	9.12	2/2/2014	(1)
	27,083	22,917	7.98	10/1/2014	(1)
Matthew Ready	32,500	97,500	10.00	12/1/2012	(1)
George Apostol Jr.	46,875	78,125	7.65	06/1/2012	(1)
	-	10,000	13.00	02/1/2013	(1)
Former Officers:
Rafael Torres	-	-	-	-
Stephen Loh	125	3,250	8.90	2/1/2012	(1)
	1,500	-	1.50	10/1/2012
	-	10,000	13.00	2/1/2013	(1)
	63	125	3.22	2/3/2013	(1)
	-	8,000	8.68	8/1/2013	(1)
	3,541	1,459	9.12	2/2/2014	(1)
____________________

(1)	These options vest over 4 years following the grant date if the individual continues to be employed at the vesting dates, to the extent of 1/4th of the option shares at the end of 12 months after the grant date and thereafter at the rate of 1/48th of the option shares per month, assuming continued service through applicable vesting dates. The expiration term for options granted subsequent to 2004 was reduced from 10 years to 7 years.

Option Exercises and Stock Vested During 2006

     The following table shows all stock options exercised and value realized upon exercise for each named executive officer in 2006.

	Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($) (1)
Michael J. Salameh	130,580	968,231
Lawrence Chisvin	51,327	358,999
Matthew Ready	-	-
George Apostol Jr.	-	-
Former Officers:
Rafael Torres	59,978	152,767
Stephen Loh	8,937	89,578
____________________

(1)	Value realized on exercise is the difference between the market price of PLX common stock at the date of exercise less the exercise price per share exercised, multiplied by the number of shares exercised (whether or not any securities were sold).

Potential Payments Upon Termination or Change in Control

     Our named executive officers do not have employment, severance or change-of-control agreements. Furthermore, the 1998 and 1999 Stock Incentive Plans do not provide by their terms that vesting accelerates upon a change of control.

     As noted above under “Compensation Discussion and Analysis” and related information in the first two tables for the named executive officers, PLX has historically paid out only a portion of a cash bonus shortly after the year in which it is earned, with payment of a significant percentage of the bonus deferred to subsequent years. The plan in effect for 2006 called for 60% of the earned bonus to be paid in January 2007, with 20% payable on January 31, 2008, and 20% payable on January 31, 2009. The cash bonus plan adopted for 2007 provides the same rate of payment over the 2008 to 2010 years to the extent bonuses may be earned for 2007. With regard to the cash bonus plans adopted in 2005 and 2006 that have remaining earned cash bonuses not yet paid out, if the executive officer’s employment is terminated due to defined retirement, disability or termination by PLX without cause, the officer remains entitled to payment on the original payment schedule. If an officer dies before receiving a distribution of all of his or her bonus, one-hundred percent of the bonus will be distributed to his or her beneficiary as a lump sum distribution on the January 31 following the date of death, provided that this accelerated distribution applies only if the individual dies while still employed by PLX or after termination due to defined retirement, disability, or termination by PLX without cause. However, if the officer terminates his or her employment on any other basis or is terminated by PLX for cause, the officer is not entitled to receive any remaining unpaid bonus otherwise payable after that termination. The plan also provided that if an officer’s employment had ended during 2006 due to retirement, disability or termination by PLX without cause, the bonus amount payable would have been limited to an amount pro rated based on the days of service during 2006.

     The following table sets forth the aggregate cash bonuses previously earned by the named executive officers for 2005 and 2006 that remain unpaid as of March 30, 2007, and that are subject to the payment terms summarized above:

Aggregate Earned But Unpaid
Cash Bonuses
Name	($)
Michael J. Salameh	92,000
Lawrence Chisvin	77,614
Matthew Ready	55,177
George Apostol Jr.	38,758
Former Officers:
Rafael Torres	-
Stephen Loh	-

Equity Compensation Plans

     The following table sets forth information about shares of the Company’s Common Stock that may be issued under the Company’s equity compensation plans, all of which have been approved by the Company’s stockholders, except for the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, the HiNT Corporation 2000 Stock Plan and the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan, assumed upon the Company’s acquisition of Sebring Systems, Inc., HiNT Corporation and NetChip Technology, Inc. Information in the table is as of December 31, 2006.

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price	equity compensation
	of outstanding	of outstanding options,	plans (excluding
	options, warrants	warrants	securities reflected
Plan Category	and rights (a)	and rights (b)	in column (a)) (c)

Equity compensation plans	3,655,391	$11.61	1,640,010
approved by security holders (1)
Equity compensation plans not	58,086	$2.52	—
approved by security holders (2)
Total / Weighted Ave./ Total	3,713,477	$11.47	1,640,010
____________________

(1)	Represents shares of the Company’s Common Stock issuable upon exercise of options outstanding under the following equity compensation plans: 1998 Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Option Program, which shares to be issued under the 1999 Non-Employee Director Option Program will come from shares of the Company’s Common Stock reserved for issuance under the 1999 Stock Incentive Plan.
(2)	As of December 31, 2006, options and rights to purchase an aggregate of 58,086 shares of the Company’s Common Stock at a weighted average exercise price of $2.52 were outstanding under the Sebring Systems, Inc. 1997 Stock Option/Stock Issuance Plan, the HiNT Corporation 2000 Stock Plan and the NetChip Technology, Inc. 1996 Flexible Stock Incentive Plan, which options and rights were assumed in connection with the acquisition of Sebring Systems, Inc., HiNT Corporation and NetChip Technology, Inc. by the Company. No further option grants will be made under the assumed equity compensation plans.

REPORT OF THE AUDIT COMMITTEE

     This report is not deemed to be soliciting material, filed with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that PLX specifically incorporates it by reference into a document filed with the SEC.

     The Audit Committee has reviewed and discussed with management the financial statements for year ended December 31, 2006 audited by BDO Seidman, LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with BDO Seidman, LLP various matters related to the financial statements, including internal controls under Sarbanes-Oxley Rule 404 and those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380). The Audit Committee has also received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee), and has discussed with BDO Seidman, LLP its independence. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

     The Audit Committee and the Board of Directors also have recommended the selection of BDO Seidman, LLP as its independent registered public accounting firm for the year ending December 31, 2007.

MEMBERS OF THE AUDIT COMMITTEE

Robert H. Smith, Chairman
D. James Guzy
Patrick Verderico

MANAGEMENT

Executive Officers

     The executive officers, their ages and their positions with the Company as of March 30, 2007 are as follows:

Name	Age	Position
Michael J. Salameh	52	Chief Executive Officer and Director
Arthur O. Whipple	59	Chief Financial Officer, Vice President, Finance and Secretary
Lawrence Chisvin	52	Chief Operating Officer
Matthew Ready	48	Vice President, Worldwide Sales
Hector A. Berardi	42	Vice President, Operations
Jack Regula	59	Vice President, Chief Technology Officer
David K. Raun	45	Vice President, Marketing
George Apostol Jr.	42	Vice President, Engineering
Kenneth A. Murray	56	Vice President, Human Resources
____________________

     Michael J. Salameh co-founded PLX and has served as our Chief Executive Officer and as a member of the Board of Directors since PLX’s inception in May 1986. From 1980 through 1986, Mr. Salameh was employed in various marketing management positions with Hewlett-Packard Company. Mr. Salameh received a B.S. in Engineering and Applied Science from Yale University and an M.B.A. from Harvard Business School.

     Arthur O. Whipple has served as our Chief Financial Officer since February 2007. From March 2005 to February 2007, Mr. Whipple was employed by Silicon Storage Technology, Inc, a storage semiconductor manufacturer where his last position was Vice President of Finance and Chief Financial Officer. Prior to Silicon Storage Technology, Inc., Mr. Whipple was employed by QuickLogic Corp., a fabless manufacturer of field programmable logic products and embedded standard products, starting in April 1998 as its vice president of finance, chief financial officer and secretary. From July 2002 to October 2003, he served as QuickLogic’s vice president and general manager, logic products and from October 2003 to March 2005, he served as its vice president, business development. In 2004 and 2005, he also served as a financial consultant to Technovus, Inc., a privately-held fabless semiconductor manufacturer. Mr. Whipple received a B.S.E.E. from the University of Washington and an M.B.A. from Santa Clara University.

     Lawrence Chisvin has served as our Chief Operating Officer since August 2004. From May 2000 to August 2004, Mr. Chisvin served as our Vice President, Marketing. From September 1998 through May 2000, Mr. Chisvin was employed by Neomagic, a semiconductor company, as Director of Marketing. From May 1996 through September 1998, Mr. Chisvin was employed by LSI Logic, a semiconductor company, as Director of Marketing. Prior to LSI Logic, Mr. Chisvin was employed in a variety of marketing and engineering positions at S3, Philips, Western Digital, and Digital Equipment Corporation. Mr. Chisvin received a B.S. in Electrical Engineering from Northeastern University and an M.S. in Electrical Engineering from Worcester Polytechnic Institute.

     Matthew Ready has served as our Vice President, Worldwide Sales since November 2005. From June 2005 to July 2005, Mr. Ready was Vice President of Brand Sales at Sigmatel, a consumer electronics company. From April 2004 to May 2005, Mr. Ready was Vice President of Worldwide Sales at Zeevo, a Bluetooth chip company, which was acquired by Broadcom in March 2005. From April 2000 to March 2004 Mr. Ready was Vice President of Sales at Genesis Microchip, an integrated circuit semiconductor company. From March 1996 to March 2000, Mr. Ready was General Manager at Brooks Technical Group, a global manufacturing representative company. From February 1991 to February 1996, Mr. Ready worked at OPTi, a PC-AT and audio IC chip company, where his last position was Vice President of Sales. From 1989 to 1991, Mr. Ready co-founded and was General Manager of Infinity Sales, a Hi-Tech rep company. From 1984 to 1989, Mr. Ready held various sales and sales management positions at VLSI Technology. Mr. Ready received a B.S in Business Administration from San Jose State University.

     Hector A. Berardi has served as our Vice President, Operations since August 2002. From April 1999 to July 2002, Mr. Berardi served as the Vice President of Operations at Ubicom Inc., a developer of wireless network processors and software platforms. From June 1998 to April 1999, Mr. Berardi was a design and program manager for the advanced RISC core development group at ST Microelectronics, a semiconductor company. From July 1987 to May 1998, Mr. Berardi worked at National Semiconductor Corporation, a semiconductor company, where his last position was senior product engineering manager for microcontroller technologies. Mr. Berardi received an M.B.A. and a B.S. in Electrical Engineering from Santa Clara University.

     Jack Regula has served as our Vice President, Chief Technology Officer since October 2001. From May 2000 to October 2001, Mr. Regula served as our Chief Scientist. Mr. Regula founded Sebring Systems, a semiconductor company, in 1996 and was Sebring’s Chairman and Chief Technology Officer from 1996 until its acquisition by PLX in May 2000. Prior to Sebring Systems, Mr. Regula was employed in a variety of engineering management positions at Sunscoop Corporation, Force Computers, and Ironics, Inc. Mr. Regula received a B.S. in Electrical Engineering and an M.S. in Electrical Engineering, both from Rensselaer Polytechnic Institute.

     David K. Raun has served as our Vice President, Marketing since November 2004. From January 2002 to November 2004, Mr. Raun was Vice President of Marketing at Pericom Semiconductor. From April 2001 to September 2001, Mr. Raun was Executive Vice President & General Manager at Actovate, a technology-based marketing company. From September 1989 to November 2000, Mr. Raun worked at Waferscale Integration, Inc., where his last position was Vice President of PSD & Memory Products. From 1985 to 1989, Mr. Raun held various sales, sales management, and marketing positions at AMD. Mr. Raun received a B.S. in Electrical and Computer Engineering from the University of California, Santa Barbara.

     George Apostol Jr. has served as our Vice President, Engineering since May 2005. From April 2004 to April 2005, Mr. Apostol was Vice President of Engineering at Audience, Inc., a fabless semiconductor company. From February 2000 to March 2004, Mr. Apostol was Vice President of Engineering at BRECIS Communications, a multi-service processor developer company. From 1996 to 2000, Mr. Apostol held various senior engineering and management positions at TiVo, RedCreek Communications, and Cabletron. Prior to that, Mr. Apostol was employed in a variety of engineering and management positions at Xerox, Sun Microsystems, Silicon Graphics, and LSI Logic. Mr. Apostol received a B.S. in Electrical Engineering from the Massachusetts Institute of Technology.

     Kenneth A. Murray has served as our Vice President of Human Resources since September 2006. From August 2000 to May 2006, Mr. Murray was Vice President of Human Resources for Genesis Microchip, an integrated circuit semiconductor company. From November 1999 to August 2000 Mr. Murray was Vice President of Human Resources at Chordiant Software, an enterprise software company. From July 1997 to November 1999 Mr. Murray was Vice President of Human Resources at NeoMagic Corporation, a semiconductor company. From 1984 to July 1997, Mr. Murray served as Vice President, Human Resources at Akashic Memories Corporation (formerly Domain Technology), a magnetic media company. Mr. Murray holds a B.S. in Business Administration from San Jose State University.

RELATED PERSON POLICIES AND TRANSACTIONS

     Our Board’s Audit Committee charter provides that the Committee’s responsibilities include the review of all related party transactions for potential conflict of interest situations on an ongoing basis and approval of all such transactions (if such transactions are not approved by another independent body of the Board). The NASDAQ listing standards require that the Company conduct an appropriate review of all related person transactions (as defined in SEC rules) for potential conflict of interest situations on an ongoing basis and that all such transactions must be approved by the Audit Committee or another independent body of the board of directors.

     The Board’s Nominating Committee charter also provides that the Committee will review potential conflicts of interest in considering candidates for director nominees. The Company’s Code of Business Conduct and Ethics also states a policy to the effect that each employee and non-employee director is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to the Company’s chief compliance officer or independent director Robert H. Smith, respectively.

     The Company has entered into indemnification agreements with its directors and certain of its executive officers. The indemnity agreements provide, among other things, that the Company will indemnify its directors and executive officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings which any of them may be made a party by reason of their positions as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s bylaws.

CODE OF BUSINESS CONDUCT AND ETHICS

     The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by applicable securities laws, rules of the Securities and Exchange Commission, and the listing standards of The Nasdaq Stock Market, Inc. Any amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics will be posted on the Company’s website. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.plxtech.com.

STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to the Secretary of the Company. To be timely for the 2008 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between February 2, 2008 and March 4, 2008. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2008 annual meeting of stockholders must be received by the Company not later than December 19, 2007 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 2006, all Reporting Persons complied with all applicable filing requirements.

Other Matters

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

FORM 10-K ANNUAL REPORT

     UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PLX TECHNOLOGY, INC., 870 MAUDE AVENUE, SUNNYVALE, CALIFORNIA 94085, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

Michael J. Salameh
Chief Executive Officer and Director

April 18, 2007
Sunnyvale, California

PLX TECHNOLOGY, INC.
ARTHUR O. WHIPPLE
870 MAUDE AVENUE
SUNNYVALE, CA 94085

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by PLX Technology, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PLX Technology, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PLXTC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLX TECHNOLOGY, INC.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors and Proposal 2.

Vote on Directors						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors
Nominees:
	01) Michael J. Salameh 02) D. James Guzy 03) John H. Hart	04) Robert H. Smith 05) Thomas Riordan 06) Patrick Verderico				☐	☐	☐

Vote on Proposal										For	Against	Abstain

2.	To ratify and approve the appointment of BDO Seidman LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2007.									☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

For address changes please check this box and write them on the other side of this card.					☐
			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

PLX TECHNOLOGY, INC.
870 Maude Avenue
Sunnyvale, CA 94085
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING ON MAY 24, 2007

Michael J. Salameh and Arthur O. Whipple, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of PLX Technology, Inc. (the "Company"), to be held on Thursday, May 24, 2007 at the Company's headquarters, 870 Maude Avenue, Sunnyvale, California, and any adjournment or postponement thereof.

Election of six directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: 01) MICHAEL J. SALAMEH, 02) D. JAMES GUZY, 03) JOHN H. HART, 04) ROBERT H. SMITH, 05) THOMAS RIORDAN, AND 06) PATRICK VERDERICO AND FOR PROPOSAL 2.

Address Change(s):

(If you noted address change(s) above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SEE REVERSE SIDE